EX. (n)(2) – Written Consent of Sutherland Asbill & Brennan LLP

Sutherland Asbill & Brennan LLP	1275 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2415 202.383.0100
fax 202.637.3593
ATTORNEYS AT LAW	www.sablaw.com

Steven B. Boehm

DIRECT LINE: 202.383.0176

Internet: sboehm@sablaw.com

April 29, 2005

Board of Directors

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, New York 10017-3206

Re:	TIAA-CREF Life Separate Account VLI-1

TIAA-CREF Life Insurance Company

File Nos. 333-62162 and 811-10393

Ladies and Gentlemen:

We hereby consent to the reference to our name under the heading “Legal Matters” in the statement of additional information included in post-effective amendment No.6 to the registration statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through TIAA-CREF Life Separate Account VLI-1 of TIAA-CREF Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Steven B. Boehm
Steven B. Boehm

Atlanta    ☐    Austin    ☐    New York    ☐    Tallahassee    ☐    Washington DC